As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LiveRamp Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	83-1269307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

225 Bush Street, Seventeenth Floor, San Francisco, CA 94104

(866) 352-3267

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry C. Jones, Esq.

Chief Ethics and Legal Officer & Executive Vice President

LiveRamp Holdings, Inc.

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(866) 352-3267

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Geoffrey Neal

Kutak Rock LLP

124 W Capitol Ave., Suite 2000

Little Rock, AR 72201

(501) 975-3000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.10 par value per share		$	$	$

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate number of shares of common stock of the registrant may be sold from time to time in unspecified numbers and at indeterminate prices, by selling stockholders to be named in a prospectus supplement, pursuant to this Registration Statement.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees.

PROSPECTUS

LiveRamp Holdings, Inc.

Shares of Common Stock

On July 16, 2020, LiveRamp France, a French company (“LR France”) and wholly-owned indirect subsidiary of LiveRamp Holdings, Inc. (“LiveRamp,” “we,” or the “Company”), acquired all of the outstanding shares of Acuity Data, a French company (“Acuity”), pursuant to that certain Share Purchase Agreement dated as of July 6, 2020 (the “Purchase Agreement”), by and among the former shareholders of Acuity (the “Acuity Shareholders”), LR France and the Company, as guarantor. Pursuant to the terms of the Purchase Agreement, in addition to approximately $2.9 million in cash paid at closing, the Acuity Shareholders may receive additional consideration payable in the form of the Company’s common stock of up to $5.1 million (the “Earn-Out Amount”), which may become payable based on the satisfaction of conditions and criteria related to the performance of the Acuity business for each of the three consecutive annual performance periods ending on the first, second and third anniversaries of the closing date of the transaction (each, an “Earn-Out Period”) and continued employment with LiveRamp of Acuity Shareholders previously employed by Acuity. The Earn-Out Amount payable in connection with an applicable Earn-Out Period will be divided equally and distributed among three separate groups of former Acuity Shareholders, in each case constituting one of Acuity’s founders and their family members and/or an affiliated entity. The Earn-Out Amount is payable, if and when due, thirty (30) business days following the end of the respective Earn-Out Period. The number of shares of the Company’s common stock payable to the Acuity Shareholders will be calculated based on the thirty (30) day trailing volume weighted average price ending on the third business day preceding the last day of the applicable Earn-Out Period, subject to a floor on the share price of the Company’s common stock.

The Acuity Shareholders, together with their respective pledgees, donees, transferees or other successors-in-interest (referred to herein as the “selling stockholders”), may offer and resell shares of LiveRamp common stock issued pursuant to the Purchase Agreement, from time to time, in one or more offerings under this prospectus. We will not receive any proceeds from such resales by the selling stockholders. The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices or in such other manner as described in this prospectus under “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “RAMP.” On August 5, 2021, the last reported sale price for our common stock on the New York Stock Exchange was $38.83 per share.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN PERIODIC REPORTS, THE PROSPECTUS SUPPLEMENT RELATING TO A SPECIFIC OFFERING OF SECURITIES, AND IN OTHER DOCUMENTS THAT WE MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE INVESTING IN ANY COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS COMMON STOCK OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 6, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, selling stockholders may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

Before buying any of the common stock that the selling stockholders are offering, we urge you to carefully read this prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. These documents contain important information you should consider when making your investment decision.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we have authorized for use in connection with this resale prospectus. We have not authorized any other person to provide you with different information. Neither we nor any selling stockholder is making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

FORWARD LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into the prospectus, and any free writing prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause our consolidated results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans, the issuance of preferred stock and the payment of dividends; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed elsewhere in this prospectus under “Risk Factors” and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, in evaluating our forward-looking statements. With respect to the provision of products or services outside our primary base of operations in the United States, in addition to those factors described under “Risk Factors,” the Company is also subject generally to the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community’s expectations, as well as broader market trends, could have an adverse impact on our stock price. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K filed with the SEC. To learn more, please see “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus, including each of the documents incorporated herein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “LiveRamp” and “our” refer to LiveRamp Holdings, Inc., a Delaware corporation.

LiveRamp Holdings, Inc.

LiveRamp is a global technology company with a vision of making it safe and easy for companies to use data effectively. We provide a best-in-class enterprise data connectivity platform that helps organizations better leverage customer data within and outside their four walls. Powered by core identity capabilities and an extensive network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes.

We serve a global client base from locations in the United States, Europe, and the Asia-Pacific region. Our direct client list includes many of the world’s largest and best-known brands across most major industry verticals, including but not limited to financial, insurance and investment services, retail, automotive, telecommunications, high tech, consumer packaged goods, healthcare, travel, entertainment, non-profit, and government. Through our extensive reseller and partnership network, we serve thousands of additional companies, establishing LiveRamp as a foundational and neutral enabler of the customer experience economy.

Corporate Information

Our common stock is listed on the New York Stock Exchange under the symbol “RAMP.” The mailing address for our executive offices is 225 Bush Street, Seventeenth Floor, San Francisco, CA 94104, and our telephone number is (866) 352-3267. We maintain a website on the Internet at www.liveramp.com. Our website, and the information contained therein, is not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	Shares of common stock, par value $0.10 per share, in one or more offerings.

Use of proceeds	All of the shares of common stock being offered are being sold by the selling stockholders. We will not receive any of the proceeds from the sale of the shares of our common stock being offered by the selling stockholders.

Ticker symbol for our common stock	Our common stock trades on the New York Stock Exchange under the symbol “RAMP.”

Risk Factors

Investing in our common stock involves substantial risk. See “Risk Factors” beginning on page 5 of this prospectus for a description of certain of the risks you should consider before investing in our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider any specific factors discussed herein together with all of the other information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which is incorporated herein by reference, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders, their pledgees, donees, transferees or other successors-in-interest. We will not receive any proceeds from the sale of the common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

DIVIDEND POLICY

The Company has not paid dividends on its common stock in the past two fiscal years. The Company’s Board of Directors may consider paying dividends in the future but has no plans to pay dividends in the short term.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock, as well as certain provisions of our amended and restated certificate of incorporation (“certificate of incorporation”) and amended and restated bylaws (“bylaws”). This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC.

General

Our authorized capital stock consists of 200,000,000 shares of common stock with a $0.10 par value per share, and 1,000,000 shares of preferred stock with a $1.00 par value per share, all of which shares of preferred stock are undesignated. As of August 2, 2021, there were 67,922,184 shares of common stock issued and outstanding, held of record by 1,050 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

Common Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 200,000,000 shares of common stock. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “RAMP.” The transfer agent and registrar for the common stock is Computershare Investor Services. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is (877) 498-8861.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series. The board is able to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of this series. We have no present plan to issue any shares of preferred stock.

The issuance of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Fair Price Provision

In addition to the approval requirements of business combinations under Delaware law, which may have the effect of deterring hostile takeovers or delaying changes in control or our management, our certificate of incorporation includes what is typically referred to as a “fair price provision.” Generally, this provision of our certificate of incorporation provides that a business combination requires approval by the affirmative vote of at least 80% of the voting power of the then outstanding shares of our capital stock entitled to vote, unless (a) the business combination is approved by a majority of the disinterested directors or (b) certain specified minimum price criteria and procedural requirements that are intended to assure an adequate and fair price under the circumstances are satisfied. For purposes of our certificate of incorporation a business combination is defined to include any of the following:

•

any merger or consolidation of our company or any majority-owned subsidiary with (a) any interested stockholder or (b) any other person (whether or not itself an interested stockholder) that is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested stockholder of any assets of our company or of any majority-owned subsidiary which have an aggregate fair market value of $10 million or more;

•

the issuance or transfer by us or by any majority-owned subsidiary (in one transaction or series of transactions) of any of our securities or the securities of any majority-owned subsidiary to an interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of our company proposed by or on behalf of any interested stockholder or any affiliate of any interested stockholder;

•

the adoption of any plan of share exchange between our company or any majority-owned subsidiary with any interested stockholder or any other person which is, or after such share exchange would be, an affiliate of any interested stockholder; or

•

any reclassification of securities (including any reverse stock split) or recapitalization of our company or any merger or consolidation of our company with any of our majority-owned subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our or any majority-owned subsidiary’s equity securities that is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

Under our certificate of incorporation, an interested stockholder includes any person who is the beneficial owner of 5% or more of our voting capital stock or is an affiliate of ours and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 5% or more of our voting capital stock. A disinterested director refers to a director that is not affiliated with the interested stockholder and was a member of the board of directors prior to the time that the interested stockholder became an interested stockholder.

Supermajority Stockholder Approval of Extraordinary Transactions

Our certificate of incorporation also provides that any merger or consolidation of our company with any other person, any sale, lease, exchange, mortgage, pledge, transfer or other disposition by us of our property or assets, and any dissolution or liquidation or revocation thereof that Delaware law requires be approved by the holders of common stock must be approved by the affirmative vote of at least two-thirds of the holders of our common stock.

Directors—Classified Board, Vacancies, Nominations by Stockholders and Removal for Cause

Our certificate of incorporation and bylaws provide for a classified board consisting of three classes of directors with each class elected for a term of three years. The number of directors in each class may be fixed or changed from time to time by the affirmative vote of the majority of directors then in office. If the number of directors is changed, any increase or decrease will be apportioned among the classes as nearly as possible. Any director elected to fill a vacancy resulting from an increase in a class or resulting from the removal, resignation, death or disqualification of any director may be filled by the affirmative vote of the majority of the remaining directors. Any director elected in accordance with the proceeding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Our bylaws provide that candidates for directors may be nominated only by the board of directors or by a stockholder who gives written notice to us in accordance with our bylaws. For a stockholder to nominate a candidate for election to the board of directors at an annual meeting of stockholders, a stockholder must give written notice not less than 60 days nor more than 90 days prior to the first anniversary of the last annual meeting of stockholders. For a stockholder to nominate a candidate for election to the board of directors at a special meeting of stockholders, a stockholder must give written notice no later than the 90th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting.

No director may be removed from office by an action of stockholders other than for cause. Our certificate of incorporation defines “cause” to mean final conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office, or conduct prejudicial to the interest of our company.

Registration Rights Agreements

Effective July 16, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, defined as “Holders” in the agreement. Under the Registration Rights Agreement, we have undertaken to provide certain securities registration requirements on behalf of and ongoing reporting requirements to the Holders. The agreement terminates upon the earlier of (i) such date on which all shares of Registrable Securities (as defined in the Registration Rights Agreement) held or entitled to be held upon conversion by a Holder may immediately be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), during any ninety-day period and (ii) July 16, 2024.

SELLING STOCKHOLDERS

Information regarding the identity of the selling stockholders, the beneficial ownership of our common stock by the selling stockholders, the numbers of shares being offered by the selling stockholders and the number of shares beneficially owned by the selling stockholders after the applicable offering, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference. Selling stockholders may be deemed to be underwriters in connection with the common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of shares of our common stock for sale by the selling stockholders. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders and any of their pledgees, assignees, donees and successors-in-interest may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders or their successors-in-interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their successors-in-interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

If underwriters are used in a firm commitment underwriting, the selling stockholders will execute an underwriting agreement with those underwriters relating to the shares of common stock that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.

Any shares of common stock to be sold by the selling stockholders pursuant to any underwriting agreement in a firm commitment offering will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell shares of common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The applicable prospectus supplement for any such underwritten offering by the selling stockholders will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of the common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or pursuant to a prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

None of the selling stockholders intends to use any means of distributing or delivering the prospectus, including this prospectus, other than by hand or the mails, and none of the selling stockholders intends to use any forms of prospectus other than printed prospectuses.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Jerry C. Jones, Esq., Chief Ethics and Legal Officer & Executive Vice President of LiveRamp.

EXPERTS

The consolidated financial statements of LiveRamp Holdings, Inc. as of March 31, 2021 and 2020, and for each of the years in the three-year period ended March 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the March 31, 2021 financial statements refers to a change in the Company’s method of accounting for leases as of April 1, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.liveramp.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or incorporated herein by reference to the extent such document is required to be filed with the SEC. You can obtain a copy of the registration statement from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on May 27, 2021;

•	those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 25, 2021 that are incorporated by reference into our Annual Report on Form 10-K referred to above;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 5, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 22, 2021, June 10, 2021, and June 28, 2021;

•

all other reports filed by us pursuant to Sections 13(a) or 15(d) of the Exchange Act, since March 31, 2021 (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed); and

•

the description of our common stock to be offered hereby is contained in our Registration Statement on Form 8-A filed with the SEC on October  1, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit  4.1 of our Annual Report on Form 10-K for the period ended March 31, 2019, filed with the SEC on May 29, 2019.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

LiveRamp Holdings, Inc.

Attn: Corporate Secretary

301 Main St., 2nd Floor

Little Rock, AR 72201

(501) 435-1283

You may also access the documents incorporated by reference in this prospectus through our website at www.liveramp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The Registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee. All of the amounts set forth below are estimates:

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**

Total		**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Article Thirteenth of our certificate of incorporation authorizes us to provide for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

Article VII of our bylaws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedures specified in the DGCL, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.

We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

3.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc. (previously filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 1, 2018, Commission File No. 001-38669, and incorporated herein by reference)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2018, (No. 001-38669), and incorporated herein by reference)

4.2*	Registration Rights Agreement, dated as of July 16, 2020, by and between the Company and the stockholders named therein

5.1*	Opinion of Jerry C. Jones, Esq., Chief Ethics and Legal Officer & Executive Vice President of LiveRamp

23.1*	Consent of KPMG LLP Independent Registered Public Accounting Firm

23.2*	Consent of Jerry C. Jones, Esq., Chief Ethics and Legal Officer & Executive Vice President of LiveRamp (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Filed herewith

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 6, 2021.

LiveRamp Holdings, Inc.

By:	/s/ Jerry C. Jones
Jerry C. Jones
Chief Ethics and Legal Officer & Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 6, 2021.

Signed:	/s/ John L. Battelle*
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan*
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ Vivian Chow*
Name:	VIVIAN CHOW, Director

Signed:	/s/ Richard P. Fox*
Name:	RICHARD P. FOX, Director

Signed:	/s/ William J. Henderson*
Name:	WILLIAM J. HENDERSON, Director

Signed:	/s/ Scott E. Howe*
Name:	SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)

Signed:	/s/ Clark M. Kokich*
Name:	CLARK M. KOKICH, Director (Non-Executive Chairman of the Board)

Signed:	/s/ Kamakshi Sivaramakrishnan*
Name:	KAMAKSHI SIVARAMAKRISHNAN, Director

Signed:	/s/ Omar Tawakol*
Name:	OMAR TAWAKOL, Director

Signed:	/s/ Debora B. Tomlin*
Name:	DEBORA B. TOMLIN, Director

Signed:	/s/ Warren C. Jenson*
Name:	WARREN C. JENSON, President, Chief Financial Officer, and Executive Managing Director of International (principal financial and accounting officer)

*By:	/s/ Catherine L. Hughes
Catherine L. Hughes, Attorney-in-Fact